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                                 EXHIBIT 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we herby consent to the incorporation of our reports, included in this Form 10-K, into C.P. Clare Corporation's previously filed Registration Statements on Form S-8 (file Nos. 33-94038, 33-94060, 333-15097, and 333-61077, 333-65997).


ARTHUR ANDERSEN LLP


Boston, Massachusetts
June 22, 1999